SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  July 31, 2001
                                                   -------------


                               MONSTERDAATA, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                            33-1599           22-2732163
----------------------------------       ----------------      ----------
 (State or other jurisdiction             (Commission        (I.R.S. Employer
      of incorporation)                    File Number)      Identification No.)

  32 East 31st Street, 9th Floor, New York, New York                10016
-----------------------------------------------------         -----------------
    (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (212) 447-2000
                                                     --------------



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                           CURRENT REPORT ON FORM 8-K


                               MONSTERDAATA, INC.


                                  July 31, 2001



Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         (a) On July 20, 2001, MonsterDaata, Inc., a Delaware corporation ("MonsterDaata"), NeighborhoodFind.com LLC, a Delaware limited liability company ("NeighborhoodFind"), and all of the holders of outstanding membership interests in NeighborhoodFind entered into an Agreement and Plan of Merger (the "Merger Agreement"). Avalon Equity Partners, L.P., a Delaware limited partnership, controls NeighborhoodFind through its direct ownership of approximately 93.09% of the outstanding membership interests in NeighborhoodFind.

         On July 31, 2001, pursuant to the Merger Agreement, NeighborhoodFind was merged with and into MonsterDaata under Delaware law (the "Merger"), in return for which MonsterDaata issued to the former holders of membership interests in NeighborhoodFind, in the aggregate, (1) 590,259 shares of Common Stock, par value $.01 per share, of MonsterDaata (the "Common Stock), (2) 297,262 shares of Series D Convertible Preferred Stock, par value $.01 per share, of MonsterDaata (the "Series D Preferred Stock"), initially convertible into 2,378,095 shares of Common Stock, and (3) two-year warrants to purchase 2,147,940 shares of Common Stock (the "Warrants"). MonsterDaata also agreed to issue additional shares of Common Stock and Series D Preferred Stock to the holder formers of membership interests in NeighborhoodFind if, as of July 31, 2003, the current market value of the Common Stock is not equal to or greater than $0.75 per share, calculated to be the product of the difference between $0.75 and the current market value of the Common Stock as of such date and the number of shares of Common Stock or Series D Preferred Stock, as applicable, issuable to the members, but in no event, in the aggregate, more than 500,000 shares of Common Stock and 500,000 shares of Series D Preferred Stock. Of the securities issued to the former holders of membership interests in NeighborhoodFind, certificates evidencing 88,538 shares of Common Stock and 44,589 shares of Series D Preferred Stock, initially convertible into 356,714 shares of Common Stock, were deposited into an escrow account for not less than one year in order to provide a fund for the partial satisfaction of any indemnification obligations of NeighborhoodFind or the former holders of its membership interests as a result of breaches of their respective representations and warranties in the Merger Agreement.

         In addition, pursuant to the Merger Agreement, MonsterDaata agreed to assume an aggregate of $1,180,000 in principal payments as the successor by merger to NeighborhoodFind, under a Loan Agreement, dated as of June 13, 2000, as amended (the "Loan Agreement"), between NeighborhoodFind and Commerce Capital, L.P., a Tennessee limited partnership ("Commerce Capital").


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         The consideration for the merger was based upon negotiations among the parties. The transactions contemplated by the Merger Agreement are anticipated to result in the former holders of membership interests in NeighborhoodFind owning approximately 22.48% of the fully-diluted share capital of MonsterDaata.

         In the Merger Agreement, MonsterDaata also agreed to reserve stock options to purchase up to 1,283,576 shares of Common Stock to be granted to the former officers, managers and employees of NeighborhoodFind as a replacement for similar NeighborhoodFind equity rights.

         The Merger Agreement, as amended, is filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K. The form of Warrants is filed as Exhibit 10.1 to this Current Report on Form 8-K. Any description of the Merger Agreement or the Warrants contained herein is qualified in its entirety by reference to such Exhibits, respectively.

         The Series D Preferred Stock issued in the Merger is senior to the Common Stock and on a parity with the Series C Convertible Preferred Stock, par value $.01 per share, of MonsterDaata (the "Series C Preferred Stock") as to dividends and upon the dissolution, liquidation or winding-up of MonsterDaata. In the event of any liquidation, dissolution or winding-up of MonsterDaata, the holders of shares of Series D Preferred Stock will receive, prior to any distribution to holders of shares of Common Stock, a distribution in the amount of $20.00 per share (two times its face value) (the "Liquidation Preference"), plus any accrued and unpaid dividends. Holders of Series D Preferred Stock are entitled to receive a cumulative dividend at an annual rate of 7% of the Liquidation Preference, in cash or in additional shares.

         The Series D Preferred Stock is convertible, at the holder's option, at any time into the number of shares of Common Stock determined by dividing the face value of the Series D Preferred Stock ($10.00) by the conversion price ($1.25), or initially into eight shares of Common Stock. The Series D Preferred Stock is automatically convertible into shares of Common Stock on the same basis upon (1) a public offering of the Common Stock raising gross proceeds in excess of $20.0 million or (2) the completion of a private placement of Common Stock raising gross proceeds in excess of $20.0 million, in each case at a per share price in excess of $10.00. The Series D Preferred Stock is also automatically convertible into Common Stock at such time as the closing price of the Common Stock has traded at more than $10.00 per share for a period of 20 consecutive trading days. Assuming no anti-dilution adjustment (as described below), the Series D Preferred Stock issued in connection with the Merger would be convertible into an aggregate of 2,378,095 shares of Common Stock. In the event MonsterDaata issues any shares of Common Stock, preferred stock, stock options, warrants or other convertible securities at a price of less than $1.25 per share, the conversion price will be automatically adjusted to such lower price.

         The Series D Preferred Stock will vote as one class with the Series C Preferred Stock and the Common Stock on all matters submitted to a vote of the stockholders of MonsterDaata. Each share of Series D Preferred Stock shall have the same number of votes as the Common Stock




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into which it is then convertible.  The holders of Series D Preferred Stock have the right to designate one member to MonsterDaata's Board of Directors.

         A copy of the Certificate of Designation, Preferences and Rights of the Series D Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K, and any description of the Series D Preferred Stock contained herein is qualified in its entirety by reference to such Exhibit.

         Prior to July 31, 2002, the former holders of membership interests in NeighborhoodFind have agreed not to sell, transfer or otherwise dispose of the MonsterDaata securities received in the Merger.

         Pursuant to a Registration Rights Agreement, MonsterDaata agreed to file a registration statement under the Securities Act of 1933, as amended, relating to the Common Stock received or to be received upon conversion of the Series D Preferred Stock or exercise of the Warrants by the former holders of membership interests in NeighborhoodFind within six months after the closing of the Merger. MonsterDaata will use its best efforts to keep such registration statement effective for at least 18 months thereafter.

         Pursuant to an Assumption and Amendment Agreement, dated as of July 31, 2001 (the "Assumption Agreement"), between MonsterDaata and Commerce Capital, MonsterDaata assumed all obligations as successor by merger to NeighborhoodFind under the Loan Agreement. MonsterDaata's indebtedness under the Loan Agreement is evidenced by a Consolidated and Restated Secured Promissory Note in the principal amount of $1,180,000 bearing interest at a rate of 8.0% per annum. Interest only is payable monthly in arrears on the first day of each month beginning August 1, 2001, and the entire outstanding principal balance, together with all accrued and unpaid interest, becomes due and payable on June 1, 2005. The obligations of MonsterDaata under the new Note are secured by a first priority security interest in all of the assets of MonsterDaata.

         The Assumption Agreement is filed as Exhibit 10.2 and the Loan Agreement, as amended, is filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K. Any description of the Assumption Agreement or Loan Agreement contained herein is qualified in its entirety by reference to such Exhibits.

         NeighborhoodFind, based in Charlottesville, Virginia, provides a website that serves as a community resource, neighborhood communications tool and relocation solution. With more than 19,000 cities online, the site includes thousands of U.S. neighborhoods and serves as a one-stop resource for community information. The site offers neighborhood details, photos and communication tools, including Neighborhood News(R), Community Calendar, Local Government News, free websites, local school and business information, and relocation services. There is no intent to change the nature of the business to which NeighborhoodFind's assets


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(including plant, equipment or other physical property) are being used.
NeighborhoodFind had no material relationship or association with MonsterDaata prior to the Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Businesses Acquired.

                           In accordance with Item 7(a), the financial statements of NeighborhoodFind will be filed with the Securities and Exchange Commission as soon as practicable, but in any event not later than 60 days after the date this Current Report on Form 8-K must be filed.

         (b)      Pro Forma Financial Information.

                           In accordance with Item 7(b), the pro forma financial information will be filed with the Securities and Exchange Commission as soon as practicable, but in any event not later than 60 days after the date this Current Report on Form 8-K must be filed.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger, dated June 20, 2001, by and among MonsterDaata, NeighborhoodFind and the members of NeighborhoodFind.

                  2.2 Amendment No. 1 to Agreement and Plan of Merger, dated July 31, 2001, by and among MonsterDaata, NeighborhoodFind and the members of NeighborhoodFind.

                  3.1 Certificate of Designation, Preferences and Rights of 7% Series D Convertible Preferred Stock of MonsterDaata.

                  10.1 Form of Warrants to purchase shares of common stock of MonsterDaata.

                  10.2 Assumption and Amendment Agreement, dated as of July 31, 2001, between MonsterDaata and Commerce Capital.

                  10.3 Consolidated and Restated Secured Promissory Note, dated July 31, 2001, of MonsterDaata in the principal amount of $1,180,000.

                  10.4 Loan Agreement, dated as of June 13, 2000, by and between NeighborhoodFind and Commerce Capital.

                  10.5 Amendment No. 1 to Loan Agreement, dated as of November 13, 2000, by and between NeighborhoodFind and Commerce Capital.





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                  99.1     Press Release issued by MonsterDaata on August 1,
                           2001.

                  99.2     Press Release issued by MonsterDaata on July 24,
                           2001.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MONSTERDAATA, INC.


Dated:  August 15, 2001                By:/s/ Samuel B. Petteway, Jr.
                                          --------------------------------
                                          Samuel B. Petteway, Jr.
                                          President and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit Number

       2.1 Agreement and Plan of Merger, dated June 20, 2001, by and among MonsterDaata, NeighborhoodFind and the members of NeighborhoodFind.

       2.2 Amendment No. 1 to Agreement and Plan of Merger, dated July 31, 2001, by and among MonsterDaata, NeighborhoodFind and the members of NeighborhoodFind.

       3.1 Certificate of Designation, Preferences and Rights of 7% Series D Convertible Preferred Stock of MonsterDaata.

       10.1 Form of Warrants to purchase shares of common stock of MonsterDaata.

       10.2 Assumption and Amendment Agreement, dated as of July 31, 2001, between MonsterDaata and Commerce Capital.

       10.3 Consolidated and Restated Secured Promissory Note, dated July 31, 2001, of MonsterDaata in the principal amount of $1,180,000.

       10.4 Loan Agreement, dated as of June 13, 2000, by and between NeighborhoodFind and Commerce Capital.

       10.5 Amendment No. 1 to Loan Agreement, dated as of November 13, 2000, by and between NeighborhoodFind and Commerce Capital.

       99.1     Press Release issued by MonsterDaata on August 1, 2001.

       99.2     Press Release issued by MonsterDaata on July 24, 2001.





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